Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to Class A ordinary shares, par value US$0.01 per share of BEST Inc., a Cayman Islands company; and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: February 12, 2018

IDG-Accel China Capital II L.P.

By: IDG-Accel China Capital II Associates L.P.

its General Partner

By: IDG-Accel China Capital GP II Associates Ltd.

General Partner of IDG-Accel China Capital II Associates L.P.

	By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-Accel China Capital II Associates L.P. By: IDG-Accel China Capital GP II Associates Ltd. Its General Partner

	By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-Accel China Capital II Investors L.P. By: IDG-Accel China Capital GP II Associates Ltd. Its General Partner

	By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-Accel China Capital GP II Associates Ltd.

	By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

QUAN ZHOU

/s/ Quan ZHOU

CHI SING HO

/s/ Chi Sing Ho